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                                                                    EXHIBIT 10.8

                            ASSET PURCHASE AGREEMENT
                                     BETWEEN
                        AMERICAN MEDCARE CORPORATION AND
                      INFO SYSTEMS OF NORTH CAROLINA, INC.



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                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
SECTION I.
         DEFINITIONS..............................................................................................1
                  1.1      CERTAIN DEFINITIONS....................................................................1

SECTION II.
         PURCHASE AND SALE OF ASSETS..............................................................................4
                  2.1      PURCHASE/SALE..........................................................................4
                  2.2      ASSUMPTION OF LIABILITIES AND OBLIGATIONS..............................................4
                  2.3      NO EMPLOYEES OF INFO/CURE GROUP........................................................5
                  2.4      PURCHASE PRICE.........................................................................5
                  2.5      CLOSING................................................................................6
                  2.6      EFFECTIVE DATE.........................................................................7
                  2.7      CALCULATION OF ADJUSTMENTS.............................................................7
                  2.8      PURCHASE PRICE ALLOCATION..............................................................8

SECTION III.
         REPRESENTATIONS AND WARRANTIES OF ISI....................................................................9
                  3.1      CORPORATE..............................................................................9
                  3.2      FINANCIAL STATEMENTS..................................................................10
                  3.4      ABSENCE OF CERTAIN FINANCE AND BUSINESS CHANGES.......................................12
                  3.5      GUARANTIES/LIENS......................................................................13
                  3.6      NO UNDISCLOSED LIABILITIES............................................................13
                  3.7      ACCOUNTS RECEIVABLE...................................................................13
                  3.8      OWNERSHIP OF INTELLECTUAL PROPERTY....................................................14
                           Software .............................................................................14
                           Other Intellectual Property Rights Relating to the Software...........................14
                           Trademark.............................................................................15
                           Software Developers...................................................................15
                           Rights of Licensees...................................................................16
                           No Infringements......................................................................16
                           Licensed Software.....................................................................17
                           ISI Software..........................................................................18
                           Supplier Software.....................................................................18
                           Confidentiality.......................................................................18
                           Source Code Escrow Agreements.........................................................19
                           Clear Title...........................................................................19
                  3.9      PROPERTY AND EQUIPMENT................................................................19
                  3.10     LICENSE AGREEMENTS....................................................................19
                  3.11     CONSULTING AND DEVELOPMENT AGREEMENTS.................................................20


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
                  3.12     MAINTENANCE/COMMITMENTS...............................................................21
                  3.13     ALL INTANGIBLE ASSETS USED IN THE BUSINESS............................................22
                  3.14     EMPLOYEES/CONSULTANTS/DIRECTORS.......................................................22
                  3.15     ASSUMED AGREEMENTS....................................................................22
                  3.16     LITIGATION AND ADVERSE EVENTS.........................................................23
                  3.17     COMPLIANCE WITH APPLICABLE LAW........................................................23
                  3.20     BROKERS AND FINDERS...................................................................24
                  3.21     NO UNTRUE STATEMENTS..................................................................24
                  3.22     REPRESENTATIONS REGARDING NOTE........................................................25

SECTION IV.
         REPRESENTATIONS AND WARRANTIES OF AMC...................................................................26
                  4.1      ORGANIZATION AND STANDING OF AMC......................................................27
                  4.2      AUTHORIZATION - AMC...................................................................27
                  4.3      BROKERS AND FINDERS...................................................................28
                  4.4      NO UNTRUE STATEMENTS..................................................................28

SECTION V.
         CONDITIONS TO THE OBLIGATIONS OF AMC....................................................................28
                  5.1      REPRESENTATIONS AND WARRANTIES; PERFORMANCE...........................................28
                  5.2      THIRD PARTY CONSENTS..................................................................29
                  5.3      OPINION OF ISI'S COUNSEL..............................................................29
                  5.4      AUTHORIZATION.........................................................................29
                  5.5      BILL OF SALE..........................................................................29
                  5.6      MANAGEMENT AGREEMENT..................................................................30
                  5.7      DISTRIBUTOR AGREEMENT.................................................................30
                  5.8      ISI SOFTWARE LICENSE AGREEMENT........................................................30
                  5.9      UPDATE DISCLOSURE SCHEDULE............................................................30

SECTION VI.
         CONDITIONS TO THE OBLIGATIONS OF ISI....................................................................30
                  6.1      REPRESENTATIONS AND WARRANTIES; PERFORMANCE...........................................30
                  6.2      OPINION OF COUNSEL TO AMC.............................................................31
                  6.3      NOTE..................................................................................31
                  6.4      AUTHORIZATION.........................................................................31
                  6.5      ASSUMPTION AGREEMENT..................................................................31
                  6.6      MANAGEMENT AGREEMENT..................................................................31
                  6.7      DISTRIBUTOR AGREEMENT.................................................................32
                  6.8      ISI SOFTWARE LICENSE AGREEMENT........................................................32

SECTION VII.
         CONDUCT OF BUSINESS.....................................................................................32
                  7.1      CONDUCT OF BUSINESS...................................................................32


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
                           Maintain Corporate Existence, Etc.....................................................32
                           Disposition of Assets.................................................................33
                           Full Access...........................................................................33


         SECTION VIII.
         CONFIDENTIALITY AND SECURITY............................................................................33
                  8.1      CONFIDENTIALITY.......................................................................33

SECTION IX.
         INDEMNIFICATION.........................................................................................38
                  9.1      INDEMNIFICATION BY ISI................................................................38
                  9.2      INDEMNIFICATION BY AMC................................................................41
                  9.3      REIMBURSEMENT.........................................................................43
                  9.4      CLAIMS................................................................................44
                  9.5      RESOLUTION OF DISPUTES................................................................45

SECTION X.
         COVENANT NOT TO COMPETE.................................................................................46

SECTION XI.
         TERMINATION AND ABANDONMENT.............................................................................47
                  11.1     TERMINATION AND ABANDONMENT...........................................................47
                  11.2     RIGHTS AND OBLIGATIONS ON TERMINATION.................................................49

SECTION XII.
         MISCELLANEOUS PROVISIONS................................................................................49
                  12.1     INVESTIGATIONS; SURVIVAL OF WARRANTIES................................................49
                  12.2     HEADINGS..............................................................................50
                  12.3     FURTHER ASSURANCES....................................................................50
                  12.4     FORCE MAJEURE.........................................................................50
                  12.5     CUMULATIVE REMEDIES...................................................................51
                  12.6     ENTIRE AGREEMENT......................................................................51
                  12.7     SPECIFIC PERFORMANCE..................................................................51
                  12.8     NOTICES...............................................................................51
                  12.9     NON-WAIVER OF DEFAULT.................................................................52
                  12.10    PARTIAL INVALIDITY....................................................................52
                  12.11    DUPLICATE ORIGINALS...................................................................53
                  12.12    ASSIGNMENT............................................................................53
                  12.13    FEES AND EXPENSES.....................................................................53
                  12.14    GOVERNING LAW.........................................................................53
                  12.15    COUNTERPARTS AND EXHIBITS.............................................................53
                  12.16    PUBLICITY.............................................................................54


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                            ASSET PURCHASE AGREEMENT
                                     BETWEEN
                        AMERICAN MEDCARE CORPORATION AND
                      INFO SYSTEMS OF NORTH CAROLINA, INC.


         THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of the 3rd day of December, 1996 by and between American Medcare Corporation, a Delaware corporation ("AMC") and Info Systems of North Carolina, Inc., a North Carolina corporation ("ISI").

         WHEREAS, ISI desires to sell the business conducted by its division generally known as the Info/Cure Group and the assets used in such business.

         WHEREAS, AMC is willing to acquire such business and assets upon the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the mutual promises herein made and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION I.
                                   DEFINITIONS

         1.1      CERTAIN DEFINITIONS

                  (a) "Affiliate" or "Affiliate of ISI" means any person, corporation, subsidiary, or other business entity which, whether directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, ISI.

                  (b) "Copyright" means all copyright ownership of the Software and Documentation.



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                  (c)      "Documentation" means all technical manuals and
                           notes, user manuals, and all other documents developed or in development relating to or used in the development, maintenance, support, enhancement and use of the Software, including pending improvements, fixes and enhancements regardless of the media upon which the Documentation exists, which is owned by ISI.

                  (d) "Info/Cure Group" means the business conducted by ISI that develops, markets, installs and supports the Info/Cure physician practice management system for organizations ranging from solo practitioners and primary care and single specialty clinics with 2 to 20 physicians to larger multi-specialty and hospital-based groups with over 20 physicians. The Info/Cure Group also provides the Info/Cure physician practice management systems to multi-entry provider networks such as managed service organization and physician hospital organizations.

                  (e) "Info/Cure physician practice management system" or "Info/Cure System" means the current software medical practice management system of ISI that automates patient registration, appointment scheduling, patient billing, insurance processing and provides other related features.

                  (f) "Intellectual Property" means all patents, patent pending, copyrights, trade secrets, techniques, know-how, and other intangible assets which are owned by ISI and are legally protectable or recognized as forms of property, whether or not reduced to practice or a writing and are used by


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                           the Info/Cure Group, excluding the Software, Licensed
                           Software, ISI Software and Supplier Software.

                  (g) "License Agreements" means those agreements entered into by ISI or the Info/Cure Group (or its predecessors) as licensor for the licensing of any Software, Licensed Software and/or Intellectual Property.

                  (h) "Licensed Software" shall mean all software, object source and executable code, licensed, sold or leased by Info/Cure Group as licensor or lessor which is not owned or to the extent not owned by ISI excluding Supplier Software (as hereinafter defined). A list of the Licensed Software is set forth in Section 1.03(h) of the Disclosure Schedule.

                  (i) "Management of ISI" means the current chief executive officer, the chief operating officer, and chief financial officer of ISI and the general manager of the Info/Cure Group.

                  (j) "Software" means all software, object, source and executable code, licensed, sold or leased by the Info/Cure Group as lessor, including the software constituting the Info/Cure System, in whole or in part, and all fixes, updates, upgrades and enhancements hereto developed or being developed as well as other software developed or being developed for marketing to physicians, clinics, hospitals and medical groups which is owned by ISI (except ISI Software, Licensed Software and Supplier Software). A list of the Software is set forth in Section 1.03(j) of the Disclosure Schedule.


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                  (k)      "Trademarks" mean the trademarks listed in Section
                           1.03(k) of the Disclosure Schedule.

                                   SECTION II.
                           PURCHASE AND SALE OF ASSETS

         2.1      PURCHASE/SALE

                  On the Closing Date (as hereafter defined), AMC does hereby agree to purchase, and ISI hereby agrees to sell, assign, transfer and deliver, pursuant to the terms and conditions contained herein all of the following assets, tangible and intangible (collectively "Assets"), used, licensed and sold by the Info/Cure Group and owned by ISI wherever located:

                  All accounts receivable of the Info/Cure Group
                  Work in process of the Info/Cure Group
                  Info/Cure System
                  Software
                  Documentation
                  Copyrights
                  Trademarks
                  Fixed assets listed in Section 2.1 of the Disclosure Schedule
                     ("Fixed Assets")
                  License Agreements
                  Supply Contracts (as hereinafter defined)
                  Maintenance Agreements (as hereinafter defined)
                  Intellectual Property
                  All warranties, representations and guaranties made by
                     vendors and other suppliers of the assets to the Info/Cure Group which are outstanding.
                  Advertising materials
                  Books and records necessary for the conduct of the Business
                     (as hereinafter defined) after the Closing
                  Goodwill and going concern of the Info/Cure Group

         2.2      ASSUMPTION OF LIABILITIES AND OBLIGATIONS

                  AMC shall assume on the Closing Day only the following liabilities and obligations (collectively "Assumed Obligations") of ISI:


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                  Obligations of the Info/Cure Group under its maintenance and service agreements as of the Closing Date pursuant to the Maintenance Agreements and listed in Section 2.2(i) of the Disclosure Schedule which shall be updated as of the Closing Date.

                  Customer Deposits as of the Closing Date listed in Section 2.2(ii) of the Disclosure Schedule which shall be updated as of the Closing Date.

                  Obligations of ISI under the License Agreements as of the Closing Date with the customers listed in Section 2.2(iii) of the Disclosure Schedule.

                  Accounts payable-trade of the Info/Cure Group, including for hardware, as described in Section 2.2(iv) of the Disclosure Schedule which shall be updated as of the Closing Date.

                  Commissions payable as described in Section 2.2(v) of the Disclosure Schedule which shall be updated as of the Closing Date.

         2.3      NO EMPLOYEES OF INFO/CURE GROUP

                  It is agreed that AMC assumes no obligations to hire any employees of ISI, including employees of the Info/Cure Group, and assumes no liability or obligation of ISI by reason of it hiring or not hiring any such employees. It is the intent of ISI to reassign certain employees to other operations of ISI. ISI agrees to make available its employees currently working for the Info/Cure Group to provide those services required during the transaction period pursuant to the Management Agreement.

         2.4      PURCHASE PRICE

                  (a) The consideration payable by AMC for the Assets and the other covenants of ISI contained herein, subject to the assumption of the Assumed Obligations, shall be $1,750,000 subject to adjustment as set forth in paragraphs 2.4(b), 2.7 and 2.9 ("Purchase Price").


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                  (b)      The Purchase Price of $1,750,000 is based on the fact
                           that the sum of the Assumed Obligations, determined in accordance with generally accepted accounting principles consistently applied on an accrual basis ("GAAP"), on the Closing Date will not exceed the sum of the accounts receivable of the Info/Cure Group
                           (net of reserves for bad debts) ("Net Accounts Receivable") and the work in process on the Closing Date, which constitute Assets to be purchased hereunder, by more than $325,000.

If the Assumed Obligations exceed the sum of the Net Accounts Receivable and the work in process by more than $325,000, the Purchase Price shall be an amount equal to $1,750,000 less the amount in excess of $325,000.

                  (c) In full consideration of the sale, assignment, transfer, conveyance and delivery of the Assets and the covenants of ISI set forth herein and the assumption of the Assumed Obligations, AMC shall deliver to ISI on the Closing Date (i) $150,000 by wire transfer to an account designated by ISI and
                           (ii) a promissory note ("Note") in the form of Exhibit A hereto in the principal amount of the Purchase Price less $150,000. The Note shall bear interest at the rate of 2% over the prime rate of interest as published in The Wall Street Journal adjusted as of the first day of each calendar quarter.

         2.5      CLOSING

                  The closing ("Closing") of the transactions contemplated by this Agreement shall occur at 10:00 a.m. local time, December 2, 1996 at the offices of AMC in Atlanta, Georgia, or


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such other date or place as the parties hereafter mutually agree in writing, subject to the conditions set forth hereafter.

         2.6      EFFECTIVE DATE

                  The effective date of the consummation of the transactions contemplated herein shall be as of the commencement of business of the Info/Cure Group on the day of the Closing ("Closing Date").

         2.7      CALCULATION OF ADJUSTMENTS

                  (a) AMC shall cause, at its expense, a balance sheet to be prepared as of the Closing Date of the Assets being purchased and Assumed Obligation being assumed. The balance sheet shall be completed within sixty
                           (60) days after the Closing Date. As soon as such financial statement is available to AMC, AMC shall deliver to ISI the financial statement. ISI shall have thirty (30) days to review and object to the balance sheet. Any disagreements as to the amounts of any adjustment to be made to the balance sheet, if not mutually resolved, shall be resolved as provided in paragraph 9.5, except that the arbitrator(s) shall be person(s) experienced in financial and accounting matters. Upon the final resolution of the financial statement as of the Closing Date, a final adjustment shall be made to the consideration paid at the Closing as provided in paragraph 2.4 and the principal amount of the Note shall be appropriately adjusted.

                  (b) The parties shall use their best efforts to estimate the amount of the adjustment on or prior to the Closing Date and the Purchase Price as of the


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                           Closing Date will reflect such tentative adjustment
                           which will be subject to further adjustment pursuant to the provisions of paragraph 2.7(a). All adjustments shall be made by increasing or decreasing the principal amount of the Note as of the Closing Date.

         2.8      PURCHASE PRICE ALLOCATION

                  The parties agree to allocate the Purchase Price among the Assets in accordance with the allocation formula attached hereto as Exhibit B.

         2.9      POST CLOSING ADJUSTMENT

                  If the revenues for maintenance and service ("Service Revenue") from the customers of the Info/Cure Group prior to the Closing during the one year period commencing on December 1, 1996 and ending November 30, 1997 ("Period") is less than $1,269,000, the Purchase Price will be reduced by an amount equal to the difference ("Difference") between $1,269,000 and the Service Revenue for the Period. In no event shall the adjustment pursuant to this paragraph 2.9 exceed $635,000. This adjustment shall first be made to the Note by reducing the principal amount thereof as of the Closing. To the extent it exceeds the unpaid principal balance of the Note, ISI shall promptly pay such amount to AMC. The determination of the Service Revenue shall initially be made by AMC. Such determination shall be made in accordance with GAAP and in accordance with past practice as used to categorize revenues. AMC, within ninety
(90) days after the end of the Period, shall give ISI notice of any claimed Difference. In the event the parties are unable to agree upon the amount of the Difference within thirty (30) days after receipt of the notice by ISI of the Difference, the matter may be referred by either party to arbitration in accordance with paragraph 9.5. AMC shall permit ISI and its accountants


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reasonable access to its books and records to determine the amount of the
Service Revenues. All such information shall be kept confidential except to the extent it is used in the arbitration proceeding.

                                  SECTION III.
                      REPRESENTATIONS AND WARRANTIES OF ISI

         ISI represents and warrants to AMC on the date hereof and on the date of the Closing as follows:

         3.1      CORPORATE

                  (a) ISI is a corporation duly organized, validly existing and in good standing under the laws of North Carolina and is qualified to conduct business in all other jurisdictions in which the character of its assets and the nature of its business requires it to be qualified to do business and in which the failure to be so qualified could have a materially adverse effect on its business, operations, prospects, assets or financial condition.

                  (b) A true, correct and complete copy of the Articles of Incorporation and bylaws of ISI are as set forth in
                           Section 3.1(b) of the Disclosure Schedule.

                  (c) To the knowledge of the Management of ISI, ISI or Info/Cure Group holds all licenses, permits, authorizations and other approvals from all governmental authorities necessary for the conduct of the business of the Info/Cure Group as currently conducted ("Business") which failure could have a material adverse effect on its business, operations, prospects,


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                           assets or financial condition of the Info/Cure Group.
                           A complete list of such licenses, permits, authorizations and approvals are set forth in Section 3.1(c) of the Disclosure Schedule.

                  (d) The execution, delivery and performance of this Agreement by ISI has been duly and validly authorized by its Board of Directors and constitutes a legal, valid and binding obligation of ISI enforceable in accordance with its terms and does not violate any other agreement or require the consent or approval of any other person except as set forth in Section 3.1
                           (d) of the Disclosure Schedule. A duly certified copy of the minutes of the Board of Directors of ISI approving the execution and delivery of this Agreement has been delivered to AMC. No authorization is required by the shareholders of ISI with respect to the authorization, execution, delivery of and performance under this Agreement.

                  (e) The Info/Cure Group is the only Info/Cure Group or unit of ISI which markets the Software, except as set forth in Section 3.1(e) of the Disclosure Schedule.

         3.2      FINANCIAL STATEMENTS

                  The unaudited balance sheets as of June 30, 1996 and the statements of income of the Info/Cure Group for the fiscal year ended June 30, 1996 and for the three-month period ended September 30, 1996 have been prepared in accordance with GAAP and presents fairly the results of the operations of the Info/Cure Group during those periods. Said financial


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statements are sometimes collectively referred to as "Financial Statements." A true, correct and complete copy of the Financial Statements are set forth in
Section 3.2 of the Disclosure Schedule.

         3.3      CUSTOMERS

                  (a) ISI or Info/Cure Group have granted over 300 licenses to use the Software and the Licensed Software.
                           Section 3.3(a)(i) of the Disclosure Schedule contains the list of more than 90 licensed users of the Software and the Licensed Software who have contracted for annual maintenance, which contracts are currently in effect. Section 3.3(a)(ii) of the Disclosure Schedule contains a list of the licensed users of the Software and the Licensed Software (as hereinafter defined) who have contracted for maintenance and support during the period October 1, 1995 through September 30, 1996 on a time and material basis. Sections 3.3(a)(i) and 3.3(a)(ii) shall be updated as of the Closing. Section 3.3(a)(iii) of the Disclosure Schedule contains a list of all customers of the Info/Cure Group whose aggregate fees and other charges during the twelve
                           (12) month period ending September 30, 1996 exceeded $100,000.

                  (b) Neither ISI or the Info/Cure Group has received any notice or other communication (written or, to the knowledge of the Management of ISI, oral) from any customer listed on Section 3.3(a)(i), (ii) or (iii) of the Disclosure Schedule terminating or reducing in any material respect or setting forth an intention to terminate or reduce in any material respect in


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                           the future the amount of business conducted with the
                           Info/Cure Group. To the knowledge of the Management of ISI, the consummation of the transactions contemplated herein will not have a material adverse effect on the business relationships with any of the customers listed on Section 3.3(a)(iii) of the Disclosure Schedule.

                  (c) No licensee of the Software or Licensed Software by the Info/Cure Group is an Affiliate of ISI.

                  (d) Section 3.3(d) of the Disclosure Schedule sets forth a list of licensees of the Software and Licensed Software from ISI or the Info/Cure Group for which ISI or the Info/Cure Group has any warranty or other unfulfilled obligation under the applicable License Agreement and a description of the unfulfilled obligation and the agreement under which it arises. ISI is not in breach of its obligations thereunder.

         3.4      ABSENCE OF CERTAIN FINANCE AND BUSINESS CHANGES

                  (a) Since June 30, 1996, there has not been any event or events which will have a material adverse effect taken as a whole on the financial condition of the Business of the Info/Cure Group (including software and service revenues) except as set forth in Section 3.4(a) of the Disclosure Schedule.

                  (b) Since June 30, 1996, no material loss, damage or destruction of the Assets has occurred, whether or not covered by insurance.

                  (c) Since June 30, 1996, the Business has been conducted substantially in the manner heretofore conducted consistent with past practices, including with


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                           respect to the fees charged and the terms and
                           conditions of the license agreements and maintenance agreements entered into, and no waiver or release of any right was granted except of an immaterial value and in the ordinary course of business consistent with past practices.

         3.5      GUARANTIES/LIENS

                  ISI has no commitment to guarantee any of the obligations which would be assumed by AMC upon the consummation of the transactions contemplated herein, and is not currently granting and ISI has no commitment to grant to anyone an interest in any of the Assets to secure the obligations of ISI or another except as set forth in Section 3.5 of the Disclosure Schedule.

         3.6      NO UNDISCLOSED LIABILITIES

                  The Info/Cure Group has no liabilities, absolute or contingent, known or unknown, except those shown on the Financial Statements or incurred in the ordinary course of business of the Info/Cure Group since June 30, 1996, all of which are recorded on the financial books and records of the Info/Cure Group, are consistent with past practices and are not in the aggregate materially adverse to the financial condition or prospects of the Info/Cure Group.

         3.7      ACCOUNTS RECEIVABLE

                  The accounts receivable of the Info/Cure Group, billed and unbilled, as of the Closing will be valid and enforceable obligations of third parties and will be collectible in full, without offset or fulfillment of any condition, within three (3) months of their due date without the engagement of any collection agency or attorney or the commencement of any action, except to the extent any reserves for bad debts and doubtful accounts established on its financial books


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and records as of the Closing, which reserves have been established in a manner which is consistent with past practices.

         3.8      OWNERSHIP OF INTELLECTUAL PROPERTY

                  (a) Software. ISI is the sole and exclusive owner throughout the world of the Software, including (i) the software and software code developed or being developed by or on behalf of or at the request of ISI or the Info/Cure Group (regardless of the state of the development of the software and whether it has been released); and (ii) all software used and/or licensed in the conduct of the business of the Info/Cure Group, except for the Licensed Software and the other software ("Supplier Software") listed in
                           Section 3.8(a) of the Disclosure Schedule.

                  (b) Other Intellectual Property Rights Relating to the Software. ISI is the sole and exclusive owner throughout the United States of (i) all Copyrights, whether or not registered, including but not limited to the moral rights; (ii) all other Intellectual Property rights, including, without limitation, trade secrets, know-how, inventions (patented and unpatented), and discoveries embodied in or used in the development of the Software, or any part thereof, and the screen displays generated by the Software; and (iii) all Documentation; except with respect to the Licensed Software and Supplier Software used in the development of the Software listed on Section 3.8(b)(i) of the Disclosure Schedule or as otherwise provided in Section 3.8(a) of the Disclosure Schedule. Section 3.8(b)(ii) of the Disclosure

                           Schedule contains a correct and complete list of all registered Copyrights, the date of registration and jurisdiction of such registrations. ISI has not filed any patent applications and does not hold any patents applicable to the business of the Info/Cure Group.

                  (c) Trademarks. The Info/Cure Group is the sole and exclusive owner of the Trademarks which include all identifying names and marks which are associated with the Software or the Licensed Software or which are otherwise used in the Business conducted by the Info/Cure Group. A complete and correct list of all the Trademarks is set forth in Section 1.03 of the Disclosure Schedule. Section 1.03 of the Disclosure Schedule also lists the date of registration, registration number, and jurisdiction of such registration of each Trademark or date of application if the trademark application is pending.

                  (d) Software Developers. Section 3.8(d) of the Disclosure Schedule sets forth the list of all persons and entities (other than full time employees) that have assisted at any time, directly or indirectly, in the design, development, correction, improvement, modification, and/or enhancement of the Software, Copyrights and/or Trademarks. Section 3.8(d) of the Disclosure Schedule also identifies the written agreements and describes all oral agreements pursuant to which each such person or entity assigned or licensed its rights in such intellectual property to ISI or acknowledged ISI's ownership rights therein. Correct and complete copies of each such agreement or assignment has been furnished to AMC. The employees and former employees of ISI do not have any right, title or interest in the Software, ISI Software, Licensed Software, Copyrights, Trademarks, or other Intellectual Property. Section 3.8(d) of the Disclosure Schedule sets forth the current form of the standard ISI agreements with its employees.

                  (e) Rights of Licensees. The ownership rights of ISI in Intellectual Property and Software set forth above are subject only to the non-exclusive licenses granted to end users and distributors by ISI as described in Paragraph 3.10 of this Agreement.

                  (f) No Infringements. The Software, Licensed Software, ISI Software, Documentation, Copyrights, Trademarks, and other Intellectual Property do not, and did not at any time, violate or infringe any copyright, patent, trade secrets, know-how, trademarks or other intellectual property rights of any third party, are not in the public domain, have not been licensed and/or permitted to be duplicated except as disclosed in this Agreement or provided by law and, to the knowledge of the Management of ISI, have not been duplicated except as permitted under the applicable licenses and law, have not been reverse compiled or engineered and there are no claims or actions pending or threatened or which have been brought asserting such violation or infringement or that any Software, Licensed Software, ISI Software, Documentation, Copyrights, Trademarks, or other Intellectual

                           Property used in the Business of the Info/Cure Group is in the public domain.

                  (g) Licensed Software. ISI has the exclusive rights to use, market, distribute, copy, sublicense, modify, update, and service the Licensed Software and has not granted any rights to use, market, distribute, copy, sublicense, modify, update, and service the Licensed Software to anyone except (i) licenses to end users heretofore entered into to use and copy the Licensed Software and (ii) the rights heretofore granted to Distributors (as hereinafter defined). The entire rights and obligations of ISI with respect to the Licensed Software with the owner of certain code included in the Licensed Software are set forth in the License and Exclusive Distributorship Agreement dated June 5, 1986 between Rickie D. Graham ("Licensor") and ISI, as licensee, and the Security Agreement dated as of June 5, 1986 between Licensor and ISI (collectively "Licensed Software Agreements"). Neither ISI nor, to the knowledge of ISI Management, Licensor is in default of its obligations under the Licensed Software Agreements. Pursuant to the Licensed Software Agreements, ISI has the right, power and authority to grant to AMC the exclusive rights set forth in the distributor agreement ("Distributor Agreement") set forth in Exhibit C hereto without royalty subject to the rights heretofore granted to Distributors. Upon the execution and delivery of the Distributor Agreement, such agreement will constitute a valid and binding agreement of ISI enforceable in accordance with its terms. ISI will promptly disclose the Distributor Agreement to Licensor as required under the Licensed Software Agreements. A correct and complete copy of the Licensed Software Agreements have been previously provided to AMC.

                  (h) ISI Software. ISI is the exclusive owner of the software described in Section 3.8(h) of the Disclosure Schedule ("ISI Software") and has the power and authority to enter into and to grant to AMC the royalty free non-exclusive license and right to use, market, distribute, copy, sublicense, modify, update, and service the ISI Software in the health care industry as set forth in Exhibit D and such grant upon execution and delivery constitutes a valid and binding agreement of ISI enforceable in accordance with its terms.

                  (i) Supplier Software. ISI licenses and has licensed as licensee for use in the conduct of the Business of the Info/Cure Group as currently conducted only the Supplier Software and the Licensed Software, including class libraries and tools, solely for the purposes set forth therein, and the Supplier Software and the Licensed Software is the only software of others used by the Info/Cure Group or used in the conduct of the Business as currently conducted.

                  (j) Confidentiality. ISI has taken reasonable commercial efforts and has required its employees, consultants, and licensees to take reasonable commercial efforts to maintain the confidentiality of the Intellectual Property, Software, Licensed Software, and ISI Software.

                  (k) Source Code Escrow Agreements. ISI has not entered into any source code escrow agreements. ISI has granted non-exclusive licenses of the source code of the Software and Licensed Software only for use by end users for the support and maintenance of the Software or Licensed Software licensed to such end users.

                  (l) Clear Title. On the Closing Date, the right, title and ownership of ISI in the Software, Documentation, Intellectual Property, and all other Assets will be free and clear of all mortgages, liens, restrictions, security interests and rights of others.

         3.9      PROPERTY AND EQUIPMENT

                  (a)      No leases of fixed assets are being assumed by AMC.

                  (b) To the knowledge of the Management of ISI, the Fixed Assets are generally in good operating condition and repair, reasonable wear and tear excepted.

         3.10     LICENSE AGREEMENTS

                  (a) ISI has not sold to others or leased or licensed others to use the Software, Licensed Software, Documentation, Copyrights, Trademarks, or other Intellectual Property, or any part thereof, except the granting of a non-exclusive right (i) to end users to use released software products in the ordinary course of the Business pursuant to end user license agreements;

                           and (ii) to distributors, dealers, OEM's and other remarketers (collectively "Distributors") to use and sublease the Software, Licensed Software and Documentation. Section 3.10(a) of the Disclosure Schedule contains a list of such Distributors. A correct and complete copy of all written agreements with Distributors currently outstanding has been previously furnished to AMC. To the extent any agreement is not in writing, a complete description of the understanding is set forth in Section 3.10(a) of the Disclosure Schedule.

                  (b) Section 3.10(b) of the Disclosure Schedule includes all unfilled commitments to sell, lease or license any products or services of the Info/Cure Group hereafter. Section 3.10(b) of the Disclosure Schedule shall be supplemented as of the Closing.

                  (c) The standard form of end user license agreement currently used by ISI to license the Software is listed in Section 3.10(c) of the Disclosure Schedule.

                  (d) Section 3.10(d) of the Disclosure Schedule contains a list of all unfilled License Agreements, which list shall be updated as of the Closing.

                  (e) The ISI is not in default of its obligations under any License Agreement or agreement with any Distributor and, to the knowledge of the Management of ISI, the licensees are not in default under such agreements.

         3.11     CONSULTING AND DEVELOPMENT AGREEMENTS

                  Except for the Licensed Software Agreements, there are no consulting and software development agreements, written and oral, entered into by ISI pursuant to which others performed or are performing services as a consultant or in a similar capacity or are developing software (regardless of the party who is to hold title to the software) for ISI or the Info/Cure Group for use or license by the Info/Cure Group.

         3.12     MAINTENANCE/COMMITMENTS

                  (a) Section 3.3 of the Disclosure Schedule sets forth a complete description of all commitments of ISI outstanding to provide services, or support and/or maintenance services, including to provide patches, corrections, improvements, modifications and enhancements of the Software or Licensed Software (collectively "Maintenance Agreements"). A copy of all written Maintenance Agreements has been made available to AMC and, to the extent the Maintenance Agreements are not in writing, a complete description of the understanding is set forth in Section 3.12(a) of the Disclosure Schedule.

                  (b) Section 3.12(b) of the Disclosure Schedule sets forth all commitments of the Info/Cure Group to develop any special feature or function or to port any software not otherwise disclosed pursuant to this Agreement. A correct and complete copy of the agreements has been furnished to AMC. To the extent any such agreement or commitment, whether legally binding or not, is oral, a summary thereof is set forth in Section 3.12(b) of the Disclosure Schedule.

                  (c) The Info/Cure Group has substantially complied with its obligations under the Maintenance Agreements and there is no basis for any claim against or default by the Info/Cure Group by any party arising under the Maintenance Agreements.

         3.13     ALL INTANGIBLE ASSETS USED IN THE BUSINESS

                  The Assets, Licensed Software, ISI Software, Supplier Software, Copyrights, Trademarks, and other Intellectual Property constitute all of the intangible assets used in the conduct of the Business as current being conducted.

         3.14     EMPLOYEES/CONSULTANTS/DIRECTORS

                  (a) Section 3.14(a) of the Disclosure Schedule sets forth a list of all current employees and consultants engaged by the Info/Cure Group or serving in such capacity as of October 31, 1996 and their compensation. Section 3.14(a) of the Disclosure Schedule will be updated as of the Closing Date.

                  (b) Such employees are not represented by any collective bargaining agreement or otherwise organized.

         3.15     ASSUMED AGREEMENTS

                  (a) Sections 3.10 and 3.15(a) of the Disclosure Schedule together list all unfilled commitments of ISI relating to the Business as of October 31, 1996.
                           Section 3.15(a) shall be updated as of the Closing Date. Such commitments represent all of the then-outstanding obligations of the Business and, to the knowledge of the Management of ISI, can be fully fulfilled without a financial loss to the Info/Cure Group and in a timely manner.

                  (b) Except as set forth in Section 3.15(b) of the Disclosure Schedule, ISI is not in default of any term or condition under any unfilled agreements listed on Sections 3.10 and 3.15(a) of the Disclosure Schedule and there are no basis for any claim against or default by ISI by any party arising under any such agreement, and no event has occurred which under any such agreement could constitute a default which would give the other party the right to terminate the contract or to demand money damages.

                  (c) ISI has not waived any of its rights under any of such agreements listed on Section 3.10 or Section 3.15(a) of the Disclosure Schedule nor, to the knowledge of Management of ISI, is the other party to any such agreement in default in any respect under any such agreement.

                  (d) Correct and complete copies of the agreements listed in Section 3.15(a) of the Disclosure Agreement have been made available to AMC.

         3.16     LITIGATION AND ADVERSE EVENTS

                  There are no known investigations, suits, actions, administrative, arbitration or other proceedings or other occurrences pending, or, to the knowledge of the Management of ISI, threatened against ISI or the Info/Cure Group arising out of the conduct of the Business.

         3.17     COMPLIANCE WITH APPLICABLE LAW

                  ISI, in the conduct of the Business, is in substantial compliance with all applicable laws, statutes, ordinances, permits and regulations, including all such laws, statutes, ordinances and regulations relating to wages, tax withholdings, hours, equal pay, equal opportunity, and pollution of the environment, and there are no violations which, if enforced, would materially adversely affect the Business or prospects of the Business after the Closing or the value of the Assets; and no proceeding alleging any such violation is pending or, to the knowledge of the managers of the Info/Cure Group, is threatened.

         3.18     TAXES AND TAX RETURNS

                  ISI has timely filed with the appropriate governmental agencies all tax returns and reports required to be filed by it (or obtained extensions in which to file). ISI has paid all taxes and withholdings of any kind presently due and owing.

         3.19     CONSENTS

                  No consents or approvals are required to effect the transactions contemplated herein, except as set forth in Section 3.19 of the Disclosure Schedule.

         3.20     BROKERS AND FINDERS

         Neither ISI nor any of its officers, directors, employees or agents have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement which is payable directly or indirectly, by AMC or the successor of the Business.

         3.21     NO UNTRUE STATEMENTS

                  No statements (including representations and warranties) contained in this Agreement (including in the Disclosure Schedule hereto and documents described as having been provided to AMC herein and therein), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein contained not misleading.

         3.22     REPRESENTATIONS REGARDING NOTE

                  (a) ISI is acquiring the Note for the account of ISI (and not for others) and for investment purposes only and not with a view to distribution, as such is defined by the Securities Act of 1933, as amended ("Act"), or any rule or regulation thereunder ("Rules"), in violation of the Act or any of the Rules;

                  (b) ISI has such knowledge and experience in financial and business matters that ISI is capable of evaluating the merit and economic risks of this particular investment and acknowledges that an investment in the Note involves risks;

                  (c) ISI has considered the risks associated with the acceptance of the Note;

                  (d) In making this decision to acquire the Note, ISI has been given the opportunity to discuss the business, management and financial affairs of AMC and its subsidiaries with officers of AMC and has had the opportunity to ask questions of, and to receive answers from, such officers and to obtain additional information necessary to verify the accuracy of the information received and to evaluate AMC and ISI desires no further information for such evaluation;
                           (e) ISI acknowledges that (i) ISI has heretofore been furnished with the audited consolidated balance sheets of AMC and subsidiaries as of January 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended and unaudited consolidated condensed balance sheets as of July 31, 1996 and 1995, and the related consolidated condensed statements of operations and cash flows for the fiscal quarters then ended, including the annual report of AMC on Form 10-KSB for the fiscal year ended January 31, 1996 and the quarterly reports on Form 10-QSB for the periods ended April 30, 1996 and July 31, 1996; (ii) ISI has been advised that AMC continues to operate at a loss; and (iii) that no representations are or were made by AMC to ISI with respect to the business or financial affairs of AMC and its subsidiaries except as set forth in the financial and other statements of AMC as referenced in the preceding clause.

                  (f) ISI acknowledges that no representations were made by AMC to ISI with respect to the business, management or financial affairs of AMC and its subsidiaries except that AMC is negotiating with several companies the purchase of their businesses by AMC or an affiliated company and the financing of such purchases through a public offering. There can be no assurances that such other acquisitions will be effected or that such financing will occur or will be sufficient to meet the obligations of AMC and its subsidiaries, including its obligations pursuant to this Agreement and the Note.

                                   SECTION IV.
                      REPRESENTATIONS AND WARRANTIES OF AMC

         AMC hereby represents and warrants to ISI on the date hereof and on the date of the Closing as follows:

         4.1      ORGANIZATION AND STANDING OF AMC

                  AMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; has full corporate power and authority to conduct the business of developing, distributing and marketing software including through its subsidiaries, and to purchase the Assets and has full right, power and authority to issue the Note, as contemplated by this Agreement.

         4.2      AUTHORIZATION - AMC

                  (a) The execution, delivery and performance of this Agreement and the purchase of the Assets by AMC, including the issuance of the Note has been duly authorized by all requisite corporate action on the part of AMC. A duly certified copy of the resolutions of the Board of Directors has been delivered to ISI. This Agreement has been duly executed and delivered by AMC and constitutes the legal, valid and binding obligation of AMC enforceable against it in accordance with its terms.

                  (b) The execution of this Agreement, and the consummation by AMC of the transactions contemplated herein on the Closing, will not violate, or result in a default under, any of the provisions of the Certificate of Incorporation or By-Laws of AMC, any mortgage, indenture, contract, agreement, license, permit, instrument, judgment, decree, order, statute, regulation or ruling of any court or governmental authority to which AMC is a party or by which it is bound.

         4.3      BROKERS AND FINDERS

                  Neither AMC nor any of its officers, directors, employees or agents have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement which is payable directly or indirectly by ISI.

         4.4      NO UNTRUE STATEMENTS

                  No statements (including representations) by AMC contained in this Agreement, and no written statements furnished by AMC to ISI pursuant to this Agreement, contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein contained not misleading.

                                   SECTION V.
                      CONDITIONS TO THE OBLIGATIONS OF AMC

         Each and every obligation of AMC under this Agreement to be performed on or prior to the Closing Date shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which condition may be waived in writing by AMC, but such waiver shall not waive any representation, warranty or covenant of ISI.

         5.1      REPRESENTATIONS AND WARRANTIES; PERFORMANCE

                  The representations and warranties made by ISI herein shall be true and correct in all material respects on the date of this Agreement and on the Closing Date with the same effect as though made on the Closing Date; ISI shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date; and ISI shall have delivered to AMC a certificate of an officer of

ISI in substantially the form attached hereto as Exhibit E, dated the Closing Date, certifying as to the fulfillment of the foregoing conditions.

         5.2      THIRD PARTY CONSENTS

                  All consents, approvals or authorizations from third parties or government agencies required to consummate the transactions contemplated hereby and contemplated by this Agreement, including the consents set forth pursuant to paragraph 3.19 except that no consents shall be required for the transfer of the Maintenance Agreements and of the Supplier Software, except for the IBM SC/400 response line software.

         5.3      OPINION OF ISI'S COUNSEL

                  An opinion of counsel to ISI dated the Closing and addressed to AMC reasonably satisfactory in all respects to AMC.

         5.4      AUTHORIZATION

                  Evidence that all actions required to be taken by ISI pursuant to this Agreement, including the execution and delivery thereof, has been taken to authorize and consummate the transactions contemplated herein, including copies of the articles of incorporation, bylaws, and board resolutions certified by the secretary or assistant secretary of ISI.

         5.5      BILL OF SALE

                  Bill of sale and such other documents assigning and transferring the Assets to AMC duly executed on behalf of ISI and delivery of possession of the Assets, including the source and object code of the Software, Licensed Software and ISI Software and the object code of Supplier Software to the extent it is assignable.

         5.6      MANAGEMENT AGREEMENT

                  Management Agreement in the form of Exhibit F is duly executed by ISI and delivered by ISI to AMC.

         5.7      DISTRIBUTOR AGREEMENT

                  Distributor Agreement in the form of Exhibit C is duly executed by ISI and delivered by ISI to AMC.

         5.8      ISI SOFTWARE LICENSE AGREEMENT

                  ISI Software License Agreement in the form of Exhibit D is duly executed and delivered by ISI to AMC.

         5.9      UPDATE DISCLOSURE SCHEDULE

                  ISI shall have updated the Disclosure Schedule as herein provided.

                                   SECTION VI.
                      CONDITIONS TO THE OBLIGATIONS OF ISI

         Each and every obligation of ISI under this Agreement to be performed on or prior to the Closing Date shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which conditions may be waived in writing by ISI, but such waiver shall not waive any representation, warranty, or covenant of AMC:

         6.1      REPRESENTATIONS AND WARRANTIES; PERFORMANCE

                  The representations and warranties made by AMC herein shall be true and correct in all material respects on the date of this Agreement and on the Closing Date with the same effect as though made on the Closing Date; AMC shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it on or prior to the Closing Date; and AMC shall have delivered to ISI a certificate of an officer of AMC in substantially the form attached hereto as Exhibit G, dated the Closing Date, certifying as to the fulfillment of the foregoing conditions.

         6.2      OPINION OF COUNSEL TO AMC

                  An opinion of Glass, McCullough, Sherrill & Harrold, counsel to AMC, dated the Closing, reasonably satisfactory in all respects to ISI.

         6.3      NOTE

                  Note in the form of Exhibit A is duly executed by AMC and delivered by AMC to ISI.

         6.4      AUTHORIZATION

                  Evidence that all actions required to be taken by AMC pursuant to this Agreement, including its execution and delivery and the issuance of the Note has been duly authorized, including copies of the articles of incorporation, bylaws, and board resolutions certified by the secretary or assistant secretary of AMC.

         6.5      ASSUMPTION AGREEMENT

                  An agreement by AMC assuming the Assumed Obligations as of the Closing Date in the form of Exhibit H.

         6.6      MANAGEMENT AGREEMENT

                  Management Agreement in the form of Exhibit F is duly executed by AMC and delivered by AMC to ISI.

         6.7      DISTRIBUTOR AGREEMENT

                  Distributor Agreement in the form of Exhibit C is duly executed by AMC and delivered by AMC to ISI.

         6.8      ISI SOFTWARE LICENSE AGREEMENT

                  The ISI Software License Agreement in the form of Exhibit D is duly executed by AMC and delivered by AMC to ISI.

         6.9      FINANCING STATEMENT

                  UCC-1 financing statement listing the Assets as collateral to secure amounts payable by AMC pursuant to the Note and/or this Agreement duly executed by AMC and delivered by AMC to ISI.

                                  SECTION VII.
                               CONDUCT OF BUSINESS

         7.1 CONDUCT OF BUSINESS Since the date hereof to the Closing, except as otherwise consented to or approved by AMC in writing, ISI hereby covenants and agrees that:

                  (a) Maintain Corporate Existence, Etc. ISI shall (i) conduct the Business in a manner consistent with past management practices, including maintaining adequate personnel to maintain and service the Software, ISI Software and Licensed Software and paying payables in the normal course of business consistent with past practices; (ii) continue to maintain the Software, ISI Software, and Licensed Software consistent with current management practices; (iii) market and license the Software and ISI Software to end users, and with the written consent of AMC, to distributors; and (iv) grant non-exclusive licenses of the Software and ISI Software to end users pursuant to its standard end user license agreement at its standard fees.

                  (b) Disposition of Assets. ISI will not sell or otherwise dispose of any Asset except for the granting of non-exclusive licenses as permitted pursuant to paragraph 7.1(a).

                  (c) Full Access. ISI shall have afforded to AMC, and to AMC's counsel, accountants and other authorized representatives, full access to the facilities, contracts, books, records, Software, Licensed Software, ISI Software, Supplier Software, key personnel and public accountants of ISI relating to the Business during normal business hours upon reasonable prior notice; and ISI shall cause its officers and employees to promptly furnish such additional financial and operating data and other information as AMC, its authorized representatives shall from time to time reasonably request regarding the Business.

                                  SECTION VIII.
                          CONFIDENTIALITY AND SECURITY

         8.1      CONFIDENTIALITY

                  (a) The parties acknowledge that information, documents and materials have been exchanged since August 1, 1996. Such disclosures have been made under a confidentiality understanding. The provisions of this
                           Section VIII reflect the understanding with respect to all such exchanges and the permitted use and disclosure by a party hereafter of any confidential information and proprietary property of the other party regardless of when acquired. Each party hereto hereby agrees that all information, documents and materials the party ("Recipient") received heretofore and receives hereafter from any other party ("Owner") shall be considered valuable assets of such disclosing party and are at all times to be treated by the parties and their officers, directors, employees and agents as confidential information or trade secrets of the Owner if so identified as such or which under the circumstances surrounding disclosure ought to be treated as confidential information or trade secrets. All financial information of ISI or of the Info/Cure Group shall be considered to be confidential information. Each party agrees that it shall not hereafter (and shall use commercially reasonable efforts to ensure that its officers, directors, employees and consultants do not) in any manner, directly or indirectly (i) transmit, disclose or otherwise communicate or make available any such confidential information or trade secrets to any third party, or (ii) use the same for its own account or for the benefit of any third party, other than as permitted by this Agreement; or
                           (iii) make any copies of any such confidential information or trade secrets except as is necessary to perform its obligations or exercise its rights hereunder. The parties each agree not to reverse engineer or reverse compile the computer software of any other party except to the extent permitted by law.

                  (b) Each party hereafter shall take all commercially reasonable actions necessary or desirable, including with respect to its officers, directors, employees and all other persons having access to the Intellectual Property, to satisfy its obligations to protect and maintain the confidentiality and security of the Intellectual Property, including the source code of the Software.

                  (c) It is recognized and acknowledged between the parties hereto that the covenants respecting confidentiality set forth in this Section VIII hereof are essential elements of this Agreement and shall continue after the Closing or the termination of this Agreement for any reason. Each party further acknowledges that Owner of confidential information and trade secrets may have no adequate remedy at law if the Recipient shall violate the terms thereof. In such event, the Owner shall have the right, in addition to any other rights and remedies it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach thereof or otherwise specifically enforce the provisions of this Agreement.

                  (d)      The parties each agree as follows:

                                    (i) Confidential information or trade secret
                  that is disclosed shall not be disclosed to others, except to directors, officers, employees and consultants of the Recipient having a need to know in connection with the consideration and/or consummation of the transactions contemplated herein.

                                    (ii) The Recipient, when receiving such
                  confidential information or trade secrets from the Owner, shall protect such confidential information with the same degree of care that Recipient regularly employs to safeguard its own confidential information or trade secret of like importance from unauthorized use or disclosure.

                                    (iii) The rights and obligations of the
                  parties with respect to all such confidential information that is disclosed and subject to this Agreement shall survive termination of this Agreement and shall remain in effect for a period of five (5) years from the date of this Agreement. The expiration of the above five (5) years shall not effect any rights of the parties with respect to patents, trademarks, copyrights and trade secrets. Trade secrets shall be so protected as long as they may be legally protected or constitute a trade secret.

                           (iv) Any portion of such confidential information or
                  trade secret that:

                                    (A) is rightfully received from a third
party without accompanying markings or disclosure restrictions;

                                    (B) is independently developed by employees
of the receiving party who have not had access to such confidential information or trade secret;

                                    (C) is or becomes publicly available through
no wrongful act of the receiving party;

                                    (D) is already known by the receiving party
as evidenced by documentation bearing a date prior to the date of disclosure; or

                                    (E) is approved for release in writing by an
authorized representative of the Owner;
is not entitled to the protection provided herein, except patents, trademarks and copyrights.

                  (e) Confidential information and trade secrets of the Info/Cure Group have been and will be used by AMC only in connection with its evaluation of the Info/Cure Group and the decision of AMC to purchase the Info/Cure Group and by ISI only in furtherance of the business of the Info/Cure Group prior to the Closing.

                  (f) Notwithstanding the foregoing, nothing herein shall restrict the right of either party to disclose such confidential information or trade secret that is disclosed pursuant to a judicial order, but only to the extent so ordered, provided, however, that the party receiving such order shall notify the other party of such order in sufficient time to permit such other party to intervene in response to such order, and provided that the confidential or proprietary markings remain on the information disclosed.

                  (g) All such confidential information and trade secrets and copies thereof shall remain the property of the Owner. All such written confidential information and trade secrets, and any copies thereof, shall be promptly returned to the Owner upon written request, or destroyed at the Owner's options. All reports and other documents prepared by a recipient containing any such confidential information or trade secrets shall be destroyed at the Owner's written request and the recipient shall so certify to

                           Owner upon Owner's request that it has been destroyed. The restrictions on disclosure and use shall survive the return and destruction of such written confidential information and trade secrets, reports and other documents and the Closing.

                  (h) Upon the Closing, all trade secrets and confidential information owned by ISI and sold or otherwise transferred to AMC shall be deemed to be owned by AMC as of the Closing for purposes of this Agreement, including this Section VIII, and ISI shall deliver or cause to be delivered all tangible evidence of such confidential information or trade secrets to AMC.

                                   SECTION IX.
                                 INDEMNIFICATION

         9.1      INDEMNIFICATION BY ISI

                  (a) ISI hereby agrees to indemnify and hold AMC, including the successor of the Business (collectively "Purchaser" for purposes of this Section IX only) harmless at all times from and after the Closing, against and in respect of the following:

                                    (i) All losses, liabilities, costs and
                  damages, including without limitation, interest, penalties and fines, resulting from any (a) breach of a representation or warranty of ISI set forth herein or (b) non-fulfillment of any agreement or covenant, on the part of ISI set forth herein.

                                    (ii) All expenses, including reasonable
                  attorney fees, arising from or incurred in connection with suits, proceedings, decrees or judgments incident to any of the foregoing.

All losses, liabilities, costs, damages and expenses for which indemnification is provided herein are collectively referred to as "AMC Losses".

                  (b) The period during which Purchaser must give notice in writing to ISI of claims for indemnification hereunder shall expire eighteen (18) months after the Closing except that such period shall be extended to the applicable statute of limitations plus thirty
                           (30) days with respect to claims for unpaid taxes and failure to file required tax reports, including related interest, penalties and fines ("Tax Claims").

                  (c) Interest at the rate payable on the Note shall accrue on all amounts to be indemnified from the date of the Closing to the date of payment by ISI, or if payment of an AMC Loss is made after the Closing by Purchaser, from the date of such payment by Purchaser to the date of indemnification by ISI.

                  (d) The total liability of ISI under this Section IX shall not exceed the consideration received by ISI pursuant to Section II less $150,000. ISI may make such payment by reducing the amounts payable pursuant to the Note.

                  (e) In the event that any third party asserts an action or claim as to which Purchaser is entitled to indemnification hereunder, Purchaser shall notify

                           ISI in writing of any such asserted liability with reasonable promptness, and ISI shall have a right to compromise or defend any such matter involving such asserted liability, through counsel of its own choosing who shall be subject to the approval of the Purchaser, which approval will not be unreasonably withheld, at the expense of ISI; provided, however, that ISI shall indemnify Purchaser against any costs and damages resulting from the failure of ISI to defend or pay such claims. In the event ISI shall notify Purchaser in writing promptly of the intention of ISI to do so, Purchaser shall cooperate with ISI and its counsel in the compromising of or the defending against any such liabilities or claims, at the expense of ISI and provide ISI with reasonable access to the books and records of the Info/Cure Group to the extent necessary for the compliance with any document request and the reasonable defense of such claim.

                  (f) Purchaser shall be entitled to payment hereunder with respect to AMC Losses for which ISI has agreed to indemnify pursuant to paragraph 9.1(a)(i)(a) only if and to the extent the aggregate of such AMC Losses under this Agreement exceed Fifteen Thousand Dollars ($15,000).

                  (g) ISI shall not be deemed to have breached any warranty, representations or covenant by reason of a change after the Closing in the law or in generally accepted accounting principles.

                  (h) The amount of any AMC Loss shall be reduced by amounts received by the Purchaser under any policy of insurance maintained by ISI prior to the

                           Closing. Amounts received from any such policy of insurance after the receipt of payment of any AMC Loss from ISI shall be promptly reimbursed to ISI.

                  (i) Any payment by ISI to AMC under this Section IX or otherwise in respect of the warranties, representations and covenants set out herein shall be treated as a reduction of the consideration due to ISI under this Agreement.

         9.2      INDEMNIFICATION BY AMC

                  (a) AMC hereby agrees to indemnify and hold ISI harmless at all times from and after the Closing, against and in respect of the following:

                                            (i)      All losses, liabilities,
                  costs and damages, including without limitation, interest, penalties and fines, resulting from any (a) breach of a representation or warranty of AMC set forth herein or (b) non-fulfillment of any agreement or covenant, on the part of AMC set forth herein or of any condition precedent to Closing set forth in Section VI under this Agreement.

                                            (ii)     All expenses, including
                  reasonable attorney fees, arising from or incurred in connection with suits, proceedings, decrees or judgments incident to any of the foregoing.

All losses, liabilities, costs, damages and expenses for which indemnification is provided herein are collectively referred to as "ISI Losses".

                  (b) The period during which ISI must give notice in writing to AMC of claims for indemnification hereunder shall expire on the second anniversary of the Closing.

                  (c) Interest at the rate payable on the Note shall accrue on all amounts to be indemnified from the date of the Closing to the date of payment by AMC, or if payment of an ISI Loss is made after the Closing by ISI, from the date of such payment by ISI to the date of indemnification by AMC.

                  (d) The total liability of AMC under this Section IX shall not exceed the consideration received or to be received by ISI pursuant to Section II. AMC may make such payment by increasing the amounts payable pursuant to the Note.

                  (e) In the event that any third party asserts an action or claim as to which ISI is entitled to indemnification hereunder, ISI shall notify AMC in writing of any such asserted liability with reasonable promptness, and AMC shall have a right to compromise or defend any such matter involving such asserted liability, through counsel of its own choosing who shall be subject to the approval of ISI, which approval will not be unreasonably withheld, at the expense of AMC; provided, however, that AMC shall indemnify ISI against any costs and damages resulting from the failure of AMC to defend or pay such claims. In the event AMC shall notify ISI in writing promptly of the intention of AMC to do so, ISI shall cooperate with AMC and its counsel in the compromising of or the defending against any such liabilities or claims, at the expense of AMC and provide AMC with reasonable access to the books and records of the Info/Cure Group to the extent necessary for the compliance with any document request and the reasonable defense of such claim.

                  (f) ISI shall be entitled to payment hereunder with respect to ISI Losses for which AMC has agreed to indemnify pursuant to paragraph 9.2(a)(i)(a) only if and to the extent the aggregate of such ISI Losses under this Agreement exceed Fifteen Thousand Dollars ($15,000).

                  (g) AMC shall not be deemed to have breached any warranty, representations or covenant by reason of a change after the Closing in the law or in generally accepted accounting principles.

                  (h) The amount of any ISI Loss shall be reduced by amounts received by ISI under any policy of insurance maintained by AMC prior to the Closing. Amounts received from any such policy of insurance after the receipt of payment of any ISI Loss from AMC shall be promptly reimbursed to AMC.

                  (i) Any payment by AMC to ISI under this Section IX or otherwise in respect of the warranties, representations and covenants set out herein shall be treated as an increase of the consideration due to ISI under this Agreement.

         9.3      REIMBURSEMENT

                  Purchaser or ISI, as the case may be, shall be reimbursed promptly for any ISI or AMC Losses for which it is to be indemnified under paragraph 9.1 or 9.2. Purchaser and ISI shall have the right to set off and deduct any AMC Loss or ISI Loss, as the case may be, against the amount of any obligation of such person however arising to the other person, including amounts payable by AMC pursuant to the Note. In the event of any dispute as to the right to set off or deduction of any amount or the amount of the AMC or ISI Loss, the dispute shall be resolved as provided in paragraph 9.5. If ISI reimburses Purchaser for a breach of the warranties and representations set forth in paragraph 3.7, Purchaser shall assign all uncollected receivables to ISI without further consideration.

         9.4      CLAIMS

                  Should any claim be made by a person not a party to this Agreement with respect to any matter to which the foregoing indemnity relates for which the indemnifying party has not elected to compromise or defend as set forth in paragraph 9.1(e) or 9.2(e), the party to be indemnified, on not less than fifteen (15) days' notice to the other, may make settlement of such claim, and such settlement shall be binding on ISI and Purchaser for the purposes of this Section IX; provided, however, that if within said fifteen (15) day period the indemnifying party shall have requested the other party to contest any such claim at the expense of the indemnifying party and has provided reasonable assurances of the ability of the indemnifying party to pay such expenses and other losses should such occur, the indemnified party will promptly comply and the indemnifying party shall have the right to defend on its own behalf with counsel of its own choosing at its expense. Any payment or settlement resulting from such contest, together with the total expense thereof, shall be binding on ISI and Purchaser for the purposes of this Section IX. Failure to give notice shall not constitute a defense, in whole or in part, to any claim by the indemnified party except and only to the extent that such failure to do so shall result in material prejudice to the indemnifying party.

         9.5      RESOLUTION OF DISPUTES

                  In the event of any dispute between Purchaser and ISI over any claim by or on behalf of Purchaser or ISI for indemnification under this Section IX and the parties are unable to resolve such dispute, either party may submit the dispute to binding arbitration as hereinafter provided. The arbitration shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect. The arbitration shall be held before three arbitrators, unless the amount in dispute is less than One Hundred Thousand Dollars ($100,000), in which event the arbitration shall be held before one arbitrator. In the event the arbitration is to be held before three arbitrators, ISI and AMC shall each appoint one arbitrator within thirty (30) days of the receipt of notice by the party commencing the arbitration which includes a copy of the petition filed with the AAA. The arbitrators shall select the third arbitrator. In the event the two arbitrators fail to do so within fifteen (15) days of their appointment or in the event a party hereto fails to designate an arbitrator or in the event only one arbitrator is to be appointed, such arbitrator(s) shall be appointed by the AAA. The arbitrator(s) shall be knowledgeable in the business of software development and distribution. All decisions shall be by majority vote of the arbitrators. The award of the arbitrator(s) shall be binding on the parties hereto and such awards may be entered in any applicable court. Arbitration and all hearings in connection therewith shall be held in Atlanta or Norcross, Georgia if ISI submits the dispute to binding arbitration and in Charlotte, North Carolina if Purchaser submits the dispute to binding arbitration. The arbitrator shall have no authority to award punitive damages or any other awards other than as herein contemplated. Notwithstanding the foregoing, the parties hereto may seek in a court proceeding a restraining order, or a preliminary or permanent injunction as permitted by law or equity whenever applicable to enjoin the unauthorized use of the confidential information or trade secret of a party hereto. All parties hereto agree to service by mail in any such proceedings.

                                   SECTION X.
                             COVENANT NOT TO COMPETE

                  (a) For a period of five (5) years following the Closing Date, ISI agrees that it will not, directly or indirectly, including through an Affiliate, own, manage, operate, control, be engaged in, or participate in the ownership, management, operation, or control of or be connected in any manner or have any other direct or indirect financial interest in any business, firm, person, partnership, corporation, or concern which is engaged in any business of the type and character which is competitive with the Business which is being purchased by AMC in the United States. ISI acknowledges that the Business was conducted throughout the United States.

                  (b) Notwithstanding the covenants contained in subparagraph (a), ISI shall not be prohibited from owning less than 5% of any class of equity securities of a company which is listed on a recognized stock exchange or for which prices are quoted on the National Association of Securities Dealers Automated Quotation System.

                  (c) During the non-compete period set forth in subparagraph (a), ISI will not suggest, urge or persuade any user of the Software or Licensed Software or ISI Software not to purchase or not to do business with AMC or the successor of the Business.

                  (d) Each state of the United States and each month of time covered by this covenant not to compete shall be deemed a severable unit, and should any court determine that the inclusion of all such states or months would render any such undertaking unreasonable or unenforceable for any reason, those units which are necessary in the judgment of the court to be deleted in order to render such undertaking reasonable and enforceable shall be deemed free of such non-compete undertaking but such undertaking shall remain in full force and effect as to each other unit of territory or time.

                  (e) ISI agrees that in addition to any other rights and remedies available to AMC for any breach by ISI of its obligations under this Section X, AMC shall be entitled to enforcement of ISI's obligations hereunder by court injunction or other equitable remedy and ISI in such proceeding will not take the position that AMC has an adequate remedy at law.

                                   SECTION XI.
                           TERMINATION AND ABANDONMENT

         11.1     TERMINATION AND ABANDONMENT

                  This Agreement may be terminated at any time and the purchase of the Assets as herein contemplated abandoned at any time prior to the Closing without liability of any party to any other party, except for breaches of warrants, representations, and covenants set forth in this

Agreement which are within the control of the defaulting or non-performing party, under the following circumstances:

                  (a)      The mutual written agreement of AMC and ISI;

                  (b) By AMC if the Closing has not occurred before December 15, 1996 because all conditions to the obligations of AMC have not been satisfied or waived or because ISI has not made all required deliveries pursuant to Section V;

                  (c) By ISI if the Closing has not occurred before December 15, 1996 because all conditions to ISI's obligations have not been satisfied or waived or because AMC has not made all required deliveries pursuant to Section VI; and

                  (d) Any party may terminate by written notice to the other if any action or proceeding shall have been instituted before any court or other governmental body or, to the knowledge of the party giving such notice, shall have been threatened formally in writing by any public authority with requisite jurisdiction, to restrain or prohibit the transactions contemplated by this Agreement or to subject one or more of the parties or their directors or their officers to liability on the grounds that it or they have breached any law or regulation or otherwise acted improperly in connection with such proposed transactions ("Governmental Objection"), and such action or proceeding shall not have been dismissed or such written threat shall not have been withdrawn or rescinded before November 30, 1996.

         11.2     RIGHTS AND OBLIGATIONS ON TERMINATION

                  If this Agreement is terminated and abandoned as provided in this Section XI, each party will, at the request of the other, return all documents, work papers, and other material of the requesting party, including all copies thereof, relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution of this Agreement, to the party furnishing the same, and all information received by any party to this Agreement with respect to the business of any other party shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information except as may be required by law; provided, however, that this shall not apply to any document, work paper, material, or any other information which is a matter published in any publication for public distribution or filed as public information with any governmental authority or is otherwise in the public domain.

                                  SECTION XII.
                            MISCELLANEOUS PROVISIONS

         12.1     INVESTIGATIONS; SURVIVAL OF WARRANTIES

                  The respective representations, warranties and covenants of ISI and AMC contained herein or in any certificates or other documents delivered prior to or on the Closing shall not be deemed waived or otherwise affected by any investigations made by any party hereto. Each and every representation, warranty and covenant of ISI and AMC and the indemnification provisions set forth in Section IX hereof, shall survive the Closing and remain operative in full force and effect as provided in Section IX.

         12.2     HEADINGS

                  The paragraph captions and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect its meaning or interpretation.

         12.3     FURTHER ASSURANCES

                  The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement, including requests made after the Closing.

         12.4     FORCE MAJEURE

                  Neither party hereto shall be liable for failure or delay in performing any of its obligations hereunder if such failure or delay is occasioned by compliance with any governmental regulation, request or order, or by circumstances beyond the reasonable control of the party so failing or delaying, including, but not limited to, Acts of God, war, insurrection, fire, flood, accident, labor strikes, or inability to obtain materials, supplies, power or equipment necessary to enable such party to perform its obligations hereunder. Each party shall (a) promptly notify the other in writing of any such event of force majeure, the expected duration thereof and its anticipated effect on the ability of such party to perform its obligations hereunder, and (b) make reasonable efforts to remedy any such event of force majeure.

         12.5     CUMULATIVE REMEDIES

                  Except as herein provided and subject to any applicable limitation herein provided, the parties shall have all remedies for breaches of this Agreement available to them provided by law or equity.

         12.6     ENTIRE AGREEMENT

                  This Agreement embodies the entire agreement between the parties hereto regarding the sale of the Assets and related matters. No representations or agreements, whether written or oral, other than those contained or referenced herein, shall be binding on the parties.

         12.7     SPECIFIC PERFORMANCE

                  This Agreement may be specifically enforceable in accordance with applicable principles of law and equity. The parties hereby acknowledge that it is impossible to measure the monetary damages which would result from a party's failure to perform any obligation imposed upon such party by this Agreement. Therefore, if any party hereto should institute an action or proceeding to enforce the provisions hereof, any other party against whom such action or proceeding is thereby brought hereby waives the claim or defense that such party has an adequate remedy at law, and such person shall not urge in any action or proceeding the claim or defense that an adequate remedy at law exists.

         12.8     NOTICES

                  All notices or other communications required or permitted to be given hereunder shall be given in writing to the last authorized address/telecopier number of the intended recipient, provided in writing to the party giving such notice and shall be deemed to have been duly given on (i) the date of receipt if personally delivered or delivered by overnight courier, (ii) five (5) business days after posting if transmitted by postage prepaid registered or certified mail (return receipt requested), or (iii) the date of transmission if transmitted by telecopy (with postage prepaid registered or certified mail confirmation) to the party to whom such notice or communication is being given. Any party hereto may change such party's address or the person to whom notice is given for purposes hereof by written notice to the other parties. Such notices are effective only upon receipt.

         12.9     NON-WAIVER OF DEFAULT

                  Any failure by any party hereto at any time or from time to time to enforce and/or require strict compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition. All waivers hereunder must be in writing executed by the party waiving the right. The consummation of the transactions with knowledge of a breach of a warranty, representation or covenant shall not constitute a waiver of any such warranty, representation or covenant.

         12.10    PARTIAL INVALIDITY

                  If any term or provision of this Agreement, not essential to the basic purposes of the transactions contemplated herein, shall be held to be illegal, invalid or unenforceable by a court or arbitrator of competent jurisdiction, it is the intention of the parties hereto that (i) the remaining terms hereof shall constitute the agreement with respect to the subject matter hereof, (ii) all such remaining terms shall remain in full force and effect and shall be deemed to constitute the entirety of this Agreement as though such illegal, invalid or unenforceable provision had never been part hereof, and
(iii) such illegal, invalid, or unenforceable provision shall be construed as closely as possible to the parties' original intent in order to render such provision legal, valid, or enforceable, as applicable.

         12.11    DUPLICATE ORIGINALS

                  For the convenience of the parties hereto, any number of counterparts hereof may be executed, and such counterparts, taken together, shall be deemed one and the same original.

         12.12    ASSIGNMENT

                  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of ISI and AMC and their successors and assigns. AMC may on or prior to the Closing designate a subsidiary as the purchaser of the Assets; provided, however, AMC shall remain liable to ISI for any breach of its warranties, representations and covenants contained herein and shall guaranty payment of all amounts due under the Note.

         12.13    FEES AND EXPENSES

                  Each party hereto shall pay all expenses it has incurred, including attorneys' and accountants' fees, in connection with this Agreement and the transactions contemplated hereby. ISI shall pay all sales and use taxes payable, if any, upon the transfer of the Assets.

         12.14    GOVERNING LAW

                  This Agreement shall be governed by the laws of the State of Georgia (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect and performance.


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



         12.15    COUNTERPARTS AND EXHIBITS

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Disclosure Schedule is made a part of this Agreement.

         12.16    PUBLICITY

                  ISI shall make no public announcement of the entering into of this Agreement or the terms and conditions hereof without the prior written consent of AMC thereto. ISI acknowledges that AMC, as a publicly-held company, may be required or deem it desirable to make such public disclosure of the execution of this Agreement and the terms and conditions hereof at any time hereafter. With respect to any disclosure prior to the Closing, AMC shall provide ISI with a copy of any such disclosure promptly after it is made and, to the extent practical, will review any proposed press release with ISI before it is released. After the Closing, the parties shall have no obligations to the other under this paragraph 12.16.


                                         INFO SYSTEMS OF NORTH CAROLINA, INC.


                                         By:  /S/ James J.  Kenney
                                             --------------------------------
                                              Name:  James J.  Kenney
                                              Title: Senior Vice President

                                         ADDRESS FOR NOTICE:

                                         Address: 7500 East Independence Blvd.
                                                  Charlotte, N.C.  28227
                                         Telecopy No.: (704) 567-8958
                                         Attention:  James Kenney



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



                                         AMERICAN MEDCARE CORPORATION


                                         By:  /S/ Frederick L.  Fine
                                             --------------------------------
                                              Name:    Frederick L. Fine
                                              Title:   President

                                         ADDRESS FOR NOTICE:

                                         Address: 2970 Clairmont Road, Suite 950
                                                  Atlanta, Georgia  30329
                                         Telecopy No.:   404/636-7525
                                         Attention:      President


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

                                    EXHIBIT B


         The total consideration for the Assets plus the Assumed Obligation shall be allocated to Assets of the Company in the following manner:

         ACCOUNTS RECEIVABLE: Face value less reasonable reserve for doubtful accounts

         SOFTWARE - FAIR MARKET VALUE

         EQUIPMENT: At fair market value as the parties agree

         PREPAID EXPENSES AND OTHER CURRENT ASSETS: At values consistent with financial statements of prior periods

         ASSUMED OBLIGATIONS: In accordance with generally accepted accounting principles

         RESIDUAL: Allocated to going concern, or goodwill as agreed by the parties.

         The payment in cash of $150,000 of the Purchase Price on the Closing shall be allocated to the value of the Accounts Receivable.